Exhibit 99.3

BOSTON OMAHA CORPORATION

AND I-85 ADVERTISING, LLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AND
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

JUNE 30, 2015

BOSTON OMAHA CORPORATION
AND I-85 ADVERTISING, LLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2015

ASSETS

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined

Current Assets:
Cash	$3,684,317	$(1,294,900)	(2)	$2,389,417
Prepaid expense	6,600			6,600

Total Current Assets	3,690,917	(1,294,900)		2,396,017

Property and Equipment:
Structures and displays	3,192,692	587,500	(2)	3,780,192
Accumulated depreciation	(6,415)			(6,415)

Total Property and Equipment, net	3,186,277	587,500		3,773,777

Other Assets:
Intangible assets	3,476,354	707,400	(2)	4,183,754
Investment in unconsolidated affiliate	55,678			55,678

Total Other Assets	3,532,032	707,400		4,239,432

Total Assets	$10,409,226	$-		$10,409,226

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$370,246	$-		$370,246
Accounts payable, stockholder	2,721	-		2,721
Notes payable, stockholders	100,000	-		100,000
Note payable, related party	135,494	-		135,494
Accrued interest, stockholders	1,876	-		1,876
Accrued interest, related party	2,739	-		2,739

Total Current Liabilities	613,076	-		613,076

Stockholders' Equity:
Preferred stock, $.001 par value, 3,000,000 shares authorized, 0 shares issued and outstanding	-	-		-

Common stock, $.001 par value, 18,000,000 shares authorized, 268,000 shares issued and outstanding	268	-		268

Class A common stock, $.001 par value, 12,000,000 shares authorized, 1,055,560 and 0 shares issued and outstanding, respectively	1,056	-		1,056
Additonal paid-in capital	10,563,993	-		10,563,993
Accumulated deficit	(769,167)	-		(769,167)

Total Stockholders' Equity	9,796,150	-		9,796,150

Total Liabilities and Stockholders' Equity	$10,409,226	$-		$10,409,226

See accompanying notes to unaudited pro forma combined financial statements.

BOSTON OMAHA CORPORATION
AND I-85 ADVERTISING, LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined
Revenues:
Consulting fees	$9,700	-		$9,700
Billboard rentals	-	26,140	(2)	26,140

Total Revenues	9,700	26,140		35,840

Costs and Expenses:
Professional fees	212,545	274	(2)	212,819
Depreciation and amortization	21,973	22,194	(2)	44,167
Leased employees	6,662	-		6,662
Contract services	4,400	-		4,400
Ground rents	-	3,921	(2)	3,921
Repairs and maintenance	-	2,538	(2)	2,538
Travel and entertainment	1,877	-		1,877
General and administrative	1,142	-		1,142

Total Costs and Expenses	248,599	28,927		277,526

(Loss) Income from Operations	(238,899)	(2,787)		(241,686)

Other Income (Expense):
Equity in income (loss) of unconsolidated affiliate	8,414	-		8,414
Interest expense	(16,303)	-		(16,303)

(Loss) Income Before Income Tax	(246,788)	(2,787)		(249,575)

Income Tax (Provision) Benefit	-	1,129	(3b )	1,129

Net (Loss) Income	$(246,788)	$(1,658)		$(248,446)

Basic and Diluted Net (Loss) Income per share	(0.73)		(3a )	(0.74)

Basic and Diluted Weighted Average Shares Outstanding	337,982		(3a )	337,982

See accompanying notes to unaudited pro forma combined financial statements.

BOSTON OMAHA CORPORATION
AND I-85 ADVERTISING, LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined
Revenues:
Consulting fees	$43,874	$3,400		$47,274
Billboard rentals	-	-	(2)	-

Total Revenues	43,874	3,400		47,274

Costs and Expenses:
Professional fees	66,715	-		66,715
Advertising	-	1,937	(2)	1,937
Depreciation and amortization	-	44,389	(2)	44,389
Ground rents	-	1,530	(2)	1,530
Repairs and maintenance	-	524	(2)	524

Total Costs and Expenses	66,715	48,380		115,095

(Loss) Income from Operations	(22,841)	(44,980)		(67,821)

Other Income (Expense):
Equity in income (loss) of unconsolidated affiliate	(15,805)	-		(15,805)
Interest expense	(28,132)	-		(28,132)

(Loss) Income Before Income Tax	(66,778)	(44,980)		(111,758)

Income Tax (Provision) Benefit	-	18,217	(3b )	18,217

Net (Loss) Income	$(66,778)	$(26,763)		$(93,541)

Basic and Diluted Net (Loss) Income per share	$(0.25)		(3a )	$(0.35)

Basic and Diluted Weighted Average Shares Outstanding	268,000		(3a )	268,000

See accompanying notes to unaudited pro forma combined financial statements.

BOSTON OMAHA CORPORATION
AND I-85 ADVERTISING, LLC

NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION
NOTE 1.  BASIS OF PRESENTATION

The unaudited pro forma combined balance has been prepared by applying pro forma adjustments to Boston Omaha Corporation's ("Boston Omaha") ("the Company") unaudited balance sheet as of June 30, 2015.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2015 has been prepared from Boston Omaha's unaudited interim statement of operations for the six months ended June 30, 2015 and from I-85 Advertising, LLC's ("I-85") unaudited interim statement of operations for the six months ended June 30, 2015.

Boston Omaha's audited financial statements and I-85's audited financial statements have been used in the preparation of the unaudited pro forma combined statement of operations for the year ended December 31, 2014.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Boston Omaha and I-85 as follows:

Boston Omaha's (formerly known as REO Plus, Inc.) audited financial statements for the year ended December 31, 2014 and the notes relating thereto, as found in its Form 10-K which was filed on February 5, 2015.

Boston Omaha's unaudited financial statements for the six months ended June 30, 2015 and the notes relating thereto, as found in its Form 10-Q which was filed on August 14, 2015; and

I-85's audited financial statements for the year ended December 31, 2014 and the notes relating thereto included elsewhere in this Form 8-K/A and

I-85's unaudited financial statements for the six months ended June 30, 2015 and the notes relating thereto included elsewhere in this Form 8-K/A.

On June 17, 2015, the Company effected a 7:1 reverse stock split.  The accompanying pro forma combined financial statements have been retroactively adjusted to reflect the stock split.

NOTE 2.  PURCHASE OF ASSETS

On August 31, 2015, Link Media Alabama, LLC ("LMA") a wholly-owned subsidiary of Boston Omaha purchased ten static displays and related personal property, and intangible assets from a private seller, I-85 for a purchase price of $1,294,900.

Net earnings of $5,100 for the period from August 31, through November 30, 2015 were credited to the gross purchase price of $1,300,000 as an adjustment to the purchase price.

BOSTON OMAHA CORPORATION
AND I-85 ADVERTISING, LLC

NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

NOTE 2.  PURCHASE OF ASSETS (Continued)

Recognized Amount of Identifiable Assets Acquired and Liabilities Assumed

Property and Equipment:
Structures and displays	$587,500

Intangible Assets:
Easements	11,000
Permits	52,200
Goodwill	644,200

Total Intangible Assets	707,400

Identifiable Assets Acquired	1,294,900

Liabilities assumed	-

Total Identifiable Net Assets	$1,294,000

Depreciation has been provided for structures and displays on a straight-line basis for their estimated useful lives, expected to range from ten to fifteen years.  Amortization has been provided for the intangible assets having finite lives, expected to be ten years.

NOTE 3.  PRO FORMA ADJUSTMENTS

a)	Earnings per share

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding.

b)	Income Tax (Provision) Benefit

Federal and state income taxes have been provided at statutory rates.